Morgan Stanley Developing Growth Securities Trust
                     Item 77(o) 10f-3 Transactions
                   October 1, 2001 - March 31, 2002


Security Date   Price   Shares    %of     Total            Purcha  Broker
         of     Of      Purchas   Assets  Issued           sed
         Purch  Shares  ed                                 By
         ase                                               Fund
Anthem   10/29  $36.00  21,800    0.135%  $1,029,600,000   0.076%  Goldma
         /01                                                       n
                                                                   Sachs
Raytheon 10/25  $33.25  964,250   0.083%  $29,000,000      0.051%  Credit
         /01            ,000                                       Suisse
                                                                   First
                                                                   Boston
Carolina 01/31  $28.00  56,200    0.273%  $980,000,000     0.161%  Salomo
Group    /02                                                       n
                                                                   Smith
                                                                   Barney
Petco    02/21  $19.00  17,200    0.059%  $275,500,000     0.119%  Merril
         /02                                                       l
                                                                   Lynch